Exhibit 99.1 1 U.S. CONCRETE ANNOUNCES RECORD REVENUE FOR ITS THIRD QUARTER 2016 RESULTS Third Quarter 2016 Highlights Compared to Third Quarter 20151 • Consolidated revenue increased 11.3% to $328.6 million • Ready-mixed concrete revenue increased 12.6% to $297.9 million • Ready-mixed concrete average sales price improved 6.1% to $132.70 per cubic yard • Aggregate products revenue increased 16.7% to $22.1 million • Aggregate products average sales price improved 13.0% to $11.93 per ton • Net income from continuing operations per diluted share of $2.35 compared to $0.11 • Net income of $38.0 million • Income from continuing operations of $38.1 million compared to $1.7 million • Total Adjusted EBITDA increased 9.6% to $54.0 million • Generated net cash provided by operating activities of $56.9 million and Adjusted Free Cash Flow of $50.5 million • Acquired two premier ready-mixed concrete producers in the New York City market which expanded the Company’s regional footprint and customer base 1 Total Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. EULESS, TEXAS – November 3, 2016 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported record results for the quarter ended September 30, 2016. In the third quarter of 2016, we reported net income of $38.0 million compared to net income of $1.6 million in the third quarter of 2015. Results for the third quarter of 2016 include the recognition of a $21.8 million non-cash derivative related gain compared to a $26.9 million non-cash derivative related loss in the third quarter of 2015. During the 2016 third quarter, income from continuing operations was $38.1 million, as compared to $1.7 million in the 2015 third quarter. Total Adjusted EBITDA increased to $54.0 million in the third quarter of 2016, compared to $49.3 million in the prior year third quarter. Net income as a percentage of revenue was 11.6% in the third quarter of 2016, compared to 0.6% in the third quarter of 2015. William J. Sandbrook, President and Chief Executive Officer of U.S. Concrete, stated, “We continue to successfully build strong leadership positions in our major metropolitan markets and strengthen our footprint through accretive acquisitions, which has led to the record results we are reporting this quarter. During the third quarter, consolidated revenue increased 11.3% to $328.6 million on both higher volume and selling prices in both ready-mixed concrete and aggregates. Our leadership

2 position in our markets enabled us to achieve our 22nd straight quarter of year-over-year ready-mixed concrete price increases and a 6.6% increase in our year-over-year ready-mixed concrete volume this quarter." Mr. Sandbrook continued, “We are very pleased that we continue to drive superior execution of our strategy and achieve high levels of operational excellence. Also, we produced these record results for the third quarter even with a significantly higher than normal level of rainfall in north Texas in August of 2016. Our underlying demand trends in New York, San Francisco and the Dallas / Fort Worth area continue to be positive, reflecting our balanced exposure to high growth markets as evidenced by year-over-year and sequential increases in our ready-mixed concrete backlog.” Mr. Sandbrook concluded, “In August, we acquired two well-established ready-mixed concrete businesses in New York which further complements our position in that market. Our acquisition pipeline continues to provide opportunities for selective, accretive growth in both our ready-mixed concrete and aggregate platforms, and we are very focused on the potential to enter into new major metropolitan areas." THIRD QUARTER 2016 RESULTS COMPARED TO THIRD QUARTER 2015 RESULTS Consolidated revenue increased 11.3% to $328.6 million, compared to $295.1 million in the prior year third quarter. Revenue from the ready-mixed concrete segment increased $33.4 million, or 12.6%, compared to the prior year third quarter, driven by both volume and pricing. The Company’s ready-mixed concrete sales volume was 2.2 million cubic yards, up 6.6% compared to the prior year third quarter. Ready-mixed concrete average sales price per cubic yard increased $7.60, or 6.1%, to $132.70 compared to $125.10 in the prior year third quarter. Ready-mixed concrete material spread increased 5.4% from $62.73 per cubic yard in the prior year third quarter to $66.10 for the third quarter of 2016. Ready-mixed concrete backlog at the end of the 2016 third quarter was approximately 7.7 million cubic yards, up 19.9% compared to the end of the prior year third quarter. Aggregate products sales volume was 1.6 million tons, up 5.1% compared to the prior year third quarter. Aggregate products average sales price improved 13.0% to $11.93 per ton in the 2016 third quarter. During the 2016 third quarter, income from operations increased $2.8 million to $36.2 million, with an income from operations margin of 11.0% compared to 11.3% in the third quarter of 2015. On a non-GAAP basis, our consolidated Adjusted Gross Profit increased $6.6 million to $75.1 million in the 2016 third quarter, with an Adjusted Gross Margin of 22.9% compared to 23.2% in the prior year third quarter. Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. Please refer to the reconciliations and other information at the end of this press release. Selling, general and administrative (“SG&A”) expenses were $25.1 million in the 2016 third quarter compared to $23.2 million in the prior year third quarter. As a percentage of revenue, SG&A expenses were 7.6% in the 2016 third quarter, compared to 7.9% in the prior year third quarter, reflecting tight cost controls. During the 2016 third quarter, income from continuing operations was $38.1 million, as compared to $1.7 million in the 2015 third quarter. Total Adjusted EBITDA of $54.0 million in the 2016 third quarter increased $4.7 million compared

3 to the prior year third quarter. Ready-mixed concrete segment Adjusted EBITDA increased $5.4 million to $51.4 million in the 2016 third quarter primarily due to the higher volumes and selling prices. Aggregate products Adjusted EBITDA of $7.0 million in the 2016 third quarter increased $0.6 million compared to the prior year third quarter. For the third quarter of 2016, net income was $38.0 million, or $2.34 per diluted share, compared to net income of $1.6 million, or $0.10 per diluted share, in the third quarter of 2015. Adjusted Net Income from Continuing Operations was $19.3 million, or $1.19 per diluted share in the third quarter 2016, compared to $18.7 million, or $1.18 per diluted share, in the prior year third quarter, including the impact of a normalized tax rate of 40% in both periods. Adjusted Net Income from Continuing Operations in the third quarter of 2016 excludes a $21.8 million non-cash gain on derivatives resulting from fair value changes in the Company's warrants. This compares to a non-cash derivative loss of $26.9 million during the third quarter of 2015. The non-cash derivative gains and losses were primarily due to changes in the price of the Company's common stock during each period. Adjusted Net Income from Continuing Operations is a non-GAAP financial measure. Please refer to the reconciliation and other information at the end of this press release. FIRST NINE MONTHS OF 2016 RESULTS COMPARED TO FIRST NINE MONTHS OF 2015 RESULTS Consolidated revenue for the first nine months of 2016 increased 19.4% to $849.4 million, versus $711.1 million in the comparable prior year period driven by higher volume and pricing in both ready-mixed concrete and aggregates. Revenue from the ready-mixed concrete segment increased $132.0 million, or 20.7%, for the first nine months of 2016 compared to the prior year period. Aggregate products revenue increased $12.9 million, or 29.7%, for the first nine months of 2016 compared to the prior year period. For the first nine months of 2016, net income was $24.5 million compared to net income of $0.8 million for the first nine months of 2015. During the first nine months of 2016, income from continuing operations was $25.0 million as compared to income from continuing operations of $1.2 million in the first nine months of 2015. For the first nine months of 2016, Total Adjusted EBITDA of $113.7 million was $14.5 million greater than the $99.2 million in the comparable prior year period. Ready-mixed concrete segment Adjusted EBITDA increased by $11.5 million to $111.8 million compared to the prior year period. Aggregate products segment Adjusted EBITDA increased by $4.7 million to $15.1 million compared to the prior year period. BALANCE SHEET AND LIQUIDITY Net cash provided by operating activities in the third quarter of 2016 was $56.9 million compared to net cash provided by operating activities in the prior year third quarter of $21.3 million. The Company’s Adjusted Free Cash Flow in the third quarter of 2016 was $50.5 million, compared to $16.9 million in the prior year third quarter. At September 30, 2016, the Company had cash and cash equivalents of $66.0 million and total debt of $452.5 million, resulting in Net Debt of $386.5 million. Net Debt increased by $114.8 million from December 31, 2015, largely as a result of the Company's senior unsecured notes offering during the second quarter of 2016 and financing related to the purchase

4 of additional mixer trucks and mobile equipment, partially offset by the redemption of its 2018 senior secured notes and repayment of all amounts outstanding under its revolving credit facility during the second quarter of 2016. The Company had $209.5 million of unused availability under its revolving credit facility as of September 30, 2016. Net Debt is a non- GAAP financial measure. Please refer to the reconciliation and other information at the end of this press release. THIRD QUARTER 2016 ACQUISITIONS In August 2016, the Company acquired Jenna Concrete Corp. and Kings Ready Mix, two well-established ready- mixed concrete producers primarily serving high- and mid-rise projects in New York City. The acquisition of these companies adds two leading brands in quality and service, while further improving the Company's plant network to more efficiently serve regional customers. CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Thursday, November 3, 2016 at 10:00 a.m. Eastern time (9:00 a.m. Central), to review its third quarter 2016 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 3990156 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us-concrete.com. Please visit the website at least 15 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com.

5 ABOUT U.S. CONCRETE U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. The Company has 154 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 15 producing aggregates facilities. During 2015, U.S. Concrete sold approximately 7.0 million cubic yards of ready-mixed concrete and approximately 4.9 million tons of aggregates. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready-mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2015. (Tables Follow)

6 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share amounts) Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Revenue $ 328,588 $ 295,111 $ 849,383 $ 711,144 Cost of goods sold before depreciation, depletion and amortization 253,477 226,620 674,451 558,702 Selling, general and administrative expenses 25,104 23,200 71,447 63,100 Depreciation, depletion and amortization 14,139 12,565 38,795 31,411 Loss (gain) on revaluation of contingent consideration 714 (723) 2,325 (1,387) (Gain) loss on sale of assets (1,003) 43 (1,016) 5 Income from operations 36,157 33,406 63,381 59,313 Interest expense, net (7,635) (5,446) (19,933) (15,966) Derivative gain (loss) 21,772 (26,854) 6,430 (46,401) Loss on extinguishment of debt — — (12,003) — Other income, net 405 585 1,412 1,478 Income (loss) from continuing operations before income taxes 50,699 1,691 39,287 (1,576) Income tax expense (benefit) 12,577 (22) 14,317 (2,805) Income from continuing operations 38,122 1,713 24,970 1,229 Loss from discontinued operations, net of taxes (166) (94) (518) (391) Net income $ 37,956 $ 1,619 $ 24,452 $ 838 Basic income (loss) per share: Income from continuing operations $ 2.50 $ 0.12 $ 1.67 $ 0.09 Loss from discontinued operations, net of taxes (0.01) (0.01) (0.04) (0.03) Net income per share – basic $ 2.49 $ 0.11 $ 1.63 $ 0.06 Diluted income (loss) per share: Income from continuing operations $ 2.35 $ 0.11 $ 1.54 $ 0.08 Loss from discontinued operations, net of taxes (0.01) (0.01) (0.03) (0.03) Net income per share – diluted $ 2.34 $ 0.10 $ 1.51 $ 0.05 Weighted average shares outstanding: Basic 15,222 14,223 14,978 13,946 Diluted 16,240 15,822 16,186 15,251

7 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) September 30, 2016 December 31, 2015 (Unaudited) (Restated) ASSETS Current assets: Cash and cash equivalents $ 66,020 $ 3,925 Trade accounts receivable, net of allowances of $5,216 and $6,125 as of September 30, 2016 and December 31, 2015, respectively 207,720 171,256 Inventories 42,211 36,726 Prepaid expenses 6,116 4,243 Other receivables 7,325 7,765 Other current assets 2,365 2,374 Total current assets 331,757 226,289 Property, plant and equipment, net of accumulated depreciation, depletion, and amortization of $128,677 and $102,479 as of September 30, 2016 and December 31, 2015, respectively 339,751 248,123 Goodwill 141,787 100,204 Intangible assets, net 126,152 95,754 Deferred income taxes — 6,026 Other assets 2,777 5,301 Total assets $ 942,224 $ 681,697 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 116,998 $ 80,419 Accrued liabilities 92,767 85,854 Current maturities of long-term debt 16,391 9,386 Derivative liabilities 31,275 67,401 Total current liabilities 257,431 243,060 Long-term debt, net of current maturities 436,099 266,214 Other long-term obligations and deferred credits 40,514 38,416 Deferred income taxes 5,721 — Total liabilities 739,765 547,690 Commitments and contingencies Equity: Preferred stock — — Common stock 17 16 Additional paid-in capital 247,839 201,015 Accumulated deficit (23,705) (48,157) Treasury stock, at cost (21,692) (18,867) Total stockholders' equity 202,459 134,007 Total liabilities and equity $ 942,224 $ 681,697

8 U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands) Nine Months Ended September 30, 2016 2015 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 24,452 $ 838 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 38,795 31,411 Debt issuance cost amortization 1,431 1,311 Amortization of discount on long-term incentive plan and other accrued interest 445 268 Net (gain) loss on derivative (6,430) 46,401 Net loss (gain) on revaluation of contingent consideration 2,325 (1,387) Net (gain) loss on sale of assets (1,016) 97 Excess tax benefits from stock-based compensation (3,785) — Loss on extinguishment of debt 12,003 — Deferred income taxes 9,772 (3,814) Provision for doubtful accounts and customer disputes 1,421 3,261 Stock-based compensation 5,678 4,994 Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (24,969) (62,662) Inventories (4,376) (650) Prepaid expenses and other current assets (1,906) 36 Other assets and liabilities 2,168 319 Accounts payable and accrued liabilities 32,497 36,303 Net cash provided by operating activities 88,505 56,726 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (31,041) (12,763) Payments for acquisitions, net of cash acquired (124,481) (109,338) Proceeds from disposals of property, plant and equipment 1,920 663 Proceeds from disposal of businesses 375 1,052 Net cash used in investing activities (153,227) (120,386) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 128,904 147,757 Repayments of revolver borrowings (173,904) (91,507) Proceeds from issuance of debt 400,000 — Repayments of debt (200,000) — Premium paid on early retirement of debt (8,500) — Proceeds from exercise of stock options and warrants 166 457 Payments of other long-term obligations (4,143) (2,250) Payments for other financing (8,880) (6,074) Debt issuance costs (7,786) — Excess tax benefits from stock-based compensation 3,785 — Other treasury share purchases (2,825) (6,317) Net cash provided by financing activities 126,817 42,066 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS 62,095 (21,594) CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 3,925 30,202 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 66,020 $ 8,608

## SEGMENT FINANCIAL INFORMATION

Our two reportable segments consist of ready-mixed concrete and aggregate products. Our chief operating decision maker evaluates segment performance and allocates resources based on Adjusted EBITDA. The following tables set forth certain unaudited financial information relating to our continuing operations by reportable segment (in thousands, except average sales price amounts):

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2016 | 2015 | 2016 | 2015 |
| **Revenue:** | | | | |
| Ready-mixed concrete | | | | |
| Sales to external customers | $ 297,858 | $ 264,428 | $ 770,479 | $ 638,491 |
| Aggregate products | | | | |
| Sales to external customers | 12,289 | 10,970 | 30,756 | 25,063 |
| Intersegment sales | 9,839 | 7,990 | 25,641 | 18,436 |
| Total aggregate products | 22,128 | 18,960 | 56,397 | 43,499 |
| Total reportable segment revenue | 319,986 | 283,388 | 826,876 | 681,990 |
| Other products and eliminations | 8,602 | 11,723 | 22,507 | 29,154 |
| Total revenue | $ 328,588 | $ 295,111 | $ 849,383 | $ 711,144 |
| **Reportable Segment Adjusted EBITDA** | | | | |
| Ready-mixed concrete Adjusted EBITDA | $ 51,394 | $ 46,042 | $ 111,809 | $ 100,262 |
| Aggregate products Adjusted EBITDA | $ 7,005 | $ 6,403 | $ 15,080 | $ 10,372 |

| | Three Months Ended September 30, | | Year-Over-Year % | Nine Months Ended September 30, | | Year-Over-Year % |
|---|---|---|---|---|---|---|
| | 2016 | 2015 | Change | 2016 | 2015 | Change |
| **Ready-Mixed Concrete** | | | | | | |
| Average sales price per cubic yard | $ 132.70 | $ 125.10 | 6.1% | $ 129.64 | $ 123.46 | 5.0% |
| Sales volume in cubic yards | 2,240 | 2,102 | 6.6% | 5,929 | 5,145 | 15.2% |
| **Aggregate Products** | | | | | | |
| Average sales price per ton | $ 11.93 | $ 10.56 | 13.0% | $ 11.78 | $ 10.38 | 13.5% |
| Sales volume in tons | 1,595 | 1,518 | 5.1% | 4,205 | 3,539 | 18.8% |

9

10 NON-GAAP FINANCIAL MEASURES Total Adjusted EBITDA and Total Adjusted EBITDA Margin We define Total Adjusted EBITDA as our income (loss) from continuing operations plus income tax expense (benefit), depreciation, depletion and amortization, net interest expense, loss on extinguishment of debt, derivative (gain) loss, non-cash gain (loss) on revaluation of contingent consideration, non-cash stock compensation expense, acquisition-related professional fees, and officer severance. Acquisition-related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is income (loss) from continuing operations (in thousands). Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Total Adjusted EBITDA Reconciliation Income from continuing operations $ 38,122 $ 1,713 $ 24,970 $ 1,229 Income tax expense (benefit) 12,577 (22) 14,317 (2,805) Income (loss) from continuing operations before income taxes 50,699 1,691 39,287 (1,576) Depreciation, depletion and amortization 14,139 12,565 38,795 31,411 Interest expense, net 7,635 5,446 19,933 15,966 Loss on extinguishment of debt — — 12,003 — Derivative (gain) loss (21,772) 26,854 (6,430) 46,401 Non-cash loss (gain) on revaluation of contingent consideration 714 (723) 2,325 (1,387) Non-cash stock compensation expense 1,558 2,448 5,678 4,994 Acquisition-related professional fees 1,003 969 2,129 3,057 Officer severance — — — 357 Total Adjusted EBITDA $ 53,976 $ 49,250 $113,720 $ 99,223 Income from continuing operations margin 11.6% 0.6% 2.9% 0.2% Total Adjusted EBITDA Margin 16.4% 16.7% 13.4% 14.0%

11 Adjusted Gross Profit and Adjusted Gross Margin We define Adjusted Gross Profit as our income from operations, plus depreciation, depletion and amortization, selling, general and administrative expenses, loss (gain) on revaluation of contingent consideration, and (gain) loss on sale of assets. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit divided by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is income from operations (in thousands). Three Months Ended Nine Months Ended September 30, September 30, 2016 2015 2016 2015 Adjusted Gross Profit Reconciliation Income from operations $ 36,157 $ 33,406 $ 63,381 $ 59,313 Add: Depreciation, depletion and amortization 14,139 12,565 38,795 31,411 Add: Selling, general and administrative expenses 25,104 23,200 71,447 63,100 Add: Loss (gain) on revaluation of contingent consideration 714 (723) 2,325 (1,387) Add: (Gain) loss on sale of assets (1,003) 43 (1,016) 5 Adjusted Gross Profit $ 75,111 $ 68,491 $ 174,932 $ 152,442 Income from operations margin 11.0% 11.3% 7.5% 8.3% Adjusted Gross Margin 22.9% 23.2% 20.6% 21.4%

12 Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share We define Adjusted Net Income from Continuing Operations as net income, plus loss from discontinued operations, net of taxes, income tax expense (benefit), derivative (gain) loss, loss on extinguishment of debt, non-cash stock compensation expense, acquisition- related professional fees, officer severance and non-cash loss (gain) on revaluation of contingent consideration. We also adjust Adjusted Net Income from Continuing Operations for a normalized effective income tax rate of 40%. We define Adjusted Net Income from Continuing Operations per Diluted Share as Adjusted Net Income from Continuing Operations on a diluted per share basis. Acquisition- related professional fees consists of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and does not include fees or expenses associated with post-closing integration of strategic acquisitions. We have included Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income from Continuing Operations and Adjusted Net Income from Continuing Operations per Diluted Share to monitor and compare the financial performance of our operations. The following tables reconcile (i) Adjusted Net Income from Continuing Operations to the most directly comparable GAAP financial measure, which is net income and (ii) Adjusted Net Income from Continuing Operations per Diluted Share to the most directly comparable GAAP financial measure, which is net income per diluted share (in thousands, except per share amounts). Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Adjusted Net Income from Continuing Operations Reconciliation Net income $ 37,956 $ 1,619 $ 24,452 $ 838 Add: Loss from discontinued operations, net of taxes 166 94 518 391 Add: Income tax expense (benefit) 12,577 (22) 14,317 (2,805) Income (loss) from continuing operations before income taxes 50,699 1,691 39,287 (1,576) Add: Derivative (gain) loss (21,772) 26,854 (6,430) 46,401 Add: Loss on extinguishment of debt — — 12,003 — Add: Non-cash stock compensation expense 1,558 2,448 5,678 4,994 Add: Acquisition-related professional fees 1,003 969 2,129 3,057 Add: Officer severance — — — 357 Add: Non-cash loss (gain) on revaluation of contingent consideration 714 (723) 2,325 (1,387) Adjusted income from continuing operations before income taxes 32,202 31,239 54,992 51,846 Normalized income tax expense(1) 12,881 12,496 21,997 20,738 Adjusted Net Income from Continuing Operations $ 19,321 $ 18,743 $ 32,995 $ 31,108 (1) Assumes a normalized effective tax rate of 40% in both periods.

13 Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Adjusted Net Income from Continuing Operations per Diluted Share Reconciliation Net income per diluted share $ 2.34 $ 0.10 $ 1.51 $ 0.05 Add: Loss from discontinued operations, net of taxes per diluted share 0.01 0.01 0.03 0.03 Add: Income tax (benefit) expense per diluted share 0.77 — 0.89 (0.18) Income (loss) from continuing operations before income taxes per diluted share 3.12 0.11 2.43 (0.10) Impact of derivative (gain) loss (1.34) 1.70 (0.39) 3.04 Loss on extinguishment of debt — — 0.74 — Impact of non-cash stock compensation expense 0.10 0.15 0.35 0.33 Impact of acquisition-related professional fees 0.06 0.06 0.13 0.20 Impact of officer severance — — — 0.02 Impact of non-cash loss (gain) on revaluation of contingent consideration 0.04 (0.05) 0.14 (0.09) Adjusted income from continuing operations before income taxes 1.98 1.97 3.40 3.40 Normalized income tax expense(1) 0.79 0.79 1.36 1.36 Adjusted Net Income from Continuing Operations per Diluted Share $ 1.19 $ 1.18 $ 2.04 $ 2.04 (1) Assumes a normalized effective tax rate of 40% in both periods. Adjusted Free Cash Flow We define Adjusted Free Cash Flow as net cash provided by operating activities less capital expenditures, plus proceeds from the sale of property, plant and equipment, plus proceeds from disposals of business units. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in thousands). Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Adjusted Free Cash Flow Reconciliation Net cash provided by operating activities $ 56,895 $ 21,330 $ 88,505 $ 56,726 Less: capital expenditures (8,108) (5,339) (31,041) (12,763) Plus: proceeds from the sale of property, plant and equipment 1,547 123 1,920 663 Plus: proceeds from the disposal of business units 125 802 375 1,052 Adjusted Free Cash Flow $ 50,459 $ 16,916 $ 59,759 $ 45,678

14 Net Debt We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in thousands). As of As of September 30, 2016 December 31, 2015 Net Debt Reconciliation Total debt, including current maturities and capital lease obligations $ 452,490 $ 275,600 Less: cash and cash equivalents 66,020 3,925 Net Debt $ 386,470 $ 271,675 Net Debt to Total Adjusted EBITDA We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve month period. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to LTM income from continuing operations (in thousands). Twelve Month Period October 1, 2015 to September 30, 2016 Total Adjusted EBITDA Reconciliation Income from continuing operations $ 18,647 Income tax expense 17,901 Income from continuing operations before income taxes 36,548 Depreciation, depletion and amortization 50,954 Interest expense, net 25,701 Loss on extinguishment of debt 12,003 Derivative loss 7,185 Non-cash loss on revaluation of contingent consideration 4,644 Non-cash stock compensation expense 6,508 Acquisition-related professional fees 2,832 Total Adjusted EBITDA $ 146,375 Net Debt $ 386,470 Total debt to LTM income from continuing operations 24.27x Net Debt to Total Adjusted EBITDA as of September 30, 2016 2.64x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com